UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2011

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

477 Madison Avenue New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (212) 785-2500

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                      Results of Operations and Financial Condition

On November 7, 2011 Eagle Bulk Shipping Inc. (the "Company") issued a press release (the "Press Release") relating to its financial results for the third quarter ended September 30, 2011.

In accordance with General Instruction B.2 to the Form 8-K, the information under this Item 2.02 and the Press Release, attached hereto as Exhibit 99.1, shall be deemed to be "furnished" to the Securities and Exchange Commission (the "SEC") and not be deemed to be "filed" with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

Item 9.01.                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description
99.1	Press Release dated November 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: November 9, 2011	By:	/s/ Alan S. Ginsberg
	Name:	Alan S. Ginsberg
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 7, 2011.

Press Release	Exhibit 99.1

Eagle Bulk Shipping Inc. Reports Third Quarter 2011 Results

-- Completes Newbuilding Program-

NEW YORK, NY, November 7, 2011-- Eagle Bulk Shipping Inc. (Nasdaq: EGLE) today announced its results for the third quarter ended September 30, 2011.

For the Third Quarter:

•
Net reported loss of $5.9 million or $0.09 per share (based on a weighted average of 62,652,724 diluted shares outstanding for the quarter), compared to net income of $8.2 million, or $0.13 per share, for the comparable quarter in 2010.

•
Net revenues of $80.3 million, an increase of 10% compared to $72.8 million for the comparable quarter in 2010. Gross time charter and freight revenues increased 10% to $84.0 million, compared to only time charter revenues of $76.4 million for the comparable quarter in 2010.

•	EBITDA, as adjusted for exceptional items under the terms of the Company's credit agreement, was $25,931,089 for the third quarter of 2011, compared with $41,129,782 for the third quarter of 2010.
•	Fleet utilization rate of 99.4%.
•	Took delivery of four newbuilding vessels, Owl, Petrel, Puffin, and Roadrunner.
•	Completed sale of Heron, 2001-built Supramax.

Subsequent Events:

•	Took delivery of the Sandpiper, the last vessel of our newbuilding program.

Sophocles N. Zoullas, Chairman and CEO, commented, "With the delivery of the Sandpiper, we have now successfully completed our newbuilding program. Eagle Bulk's fleet totals 45 vessels, with an average age of only 4.4 years, making it one of the largest and youngest Supramax fleets in the world.

"Going forward, the highly favorable operating characteristics of our fully-built Supramax fleet, together with strong commercial relationships in key global trading markets, should position our assets for relative outperformance in a challenging market."

Results of Operations for the three-month period ended September 30, 2011 and 2010

For the third quarter of 2011, the Company reported a net loss of $5,872,211 or $0.09 per share, based on a weighted average of 62,652,724 diluted shares outstanding. In the comparable third quarter of 2010, the Company reported net income of $8,226,153 or $0.13 per share, based on a weighted average of 62,442,046 diluted shares outstanding.

The Company's revenues were earned from time and voyage charters. Gross revenues in the quarter ended September 30, 2011 were $83,987,828, an increase of 10% from $76,410,067 recorded in the comparable quarter in 2010. The increase in gross revenues is attributable to voyage charter revenues in the quarter ended September 30, 2011 of $19,218,936, compared to $3,738,973 in the comparable quarter in 2010, and operation of a larger fleet offset by lower charter rates. Gross revenues recorded in the quarter ended September 30, 2011 and 2010, include an amount of $1,267,242 and $1,388,101, respectively, relating to the non-cash amortization of fair value below contract value of time charters acquired. Brokerage commissions incurred on revenues earned in the quarter ended September 30, 2011 and 2010 were $3,664,459 and $3,584,484, respectively. Net revenues during the quarter ended September 30, 2011, increased 10% to $80,323,369 from $72,825,583 in the comparable quarter in 2010.

Total operating expenses for the quarter ended September 30, 2011 were $72,507,439 compared with $51,248,337 recorded in the third quarter of 2010. The Company operated 44 vessels in the third quarter of 2011 compared with 38 vessels in the corresponding quarter in 2010. The increase in operating expenses was primarily due to increase in voyage expenses, charter hire expenses and operating a larger fleet size which includes increases in vessels crew cost, general and administrative expenses and vessel depreciation expense.

EBITDA, adjusted for exceptional items under the terms of the Company's credit agreement, decreased to $25,931,089 for the third quarter of 2011, compared with $41,129,782 for the third quarter of 2010. (Please see below for a reconciliation of EBITDA to net income/loss).

Results of Operations for the nine-month period ended September 30, 2011 and 2010

For the nine months ended September 30, 2011, the Company reported net loss of $13,120,770 or $0.21 per share, based on a weighted average of 62,595,165 diluted shares outstanding. In the comparable period of 2010, the Company reported net income of $23,811,709 or $0.38 per share, based on a weighted average of 62,392,441 diluted shares outstanding.

The Company's revenues were earned from time and voyage charters. Gross revenues for the nine-month period ended September 30, 2011 were $255,505,905, an increase of 26% from $202,834,935 recorded in the comparable period in 2010. The increase in gross revenues is attributable to voyage charter revenues in the nine-month period ended September 30, 2011 of $63,426,973, compared to $3,738,973 in the comparable nine-month period in 2010, and operation of a larger fleet offset by lower charter rates. Gross revenues recorded in the nine-month period ended September 30, 2011 and 2010, include an amount of $3,833,571 and $3,424,205, respectively, relating to the non-cash amortization of fair value below contract value of time charters acquired. Brokerage commissions incurred on revenues earned in the nine-month periods ended September 30, 2011 and 2010 were $12,084,373 and $10,152,787, respectively. Net revenues during the nine-month period ended September 30, 2011, increased 26% to $243,421,532 from $192,682,148 in the comparable period in 2010.

Total operating expenses were $220,906,297 in the nine-month period ended September 30, 2011 compared to $131,874,254 recorded in the same period of 2010. The increase in operating expenses was primarily due to increase in voyage expenses, charter hire expenses and operating a larger fleet size which includes increases in vessels crew cost, insurance cost, general and administrative expenses and vessel depreciation expense. General and administrative expenses include a $6,586,900 allowance for bad debts related to amounts receivable from Korea Lines Corporation who have filed for protective receivership and have received South Korea court approval for rehabilitation.

EBITDA, adjusted for exceptional items under the terms of the Company's credit agreement, decreased by 32% to $78,863,461 for the nine months ended September 30, 2011 from $115,737,376 for the same period in 2010. (Please see below for a reconciliation of EBITDA to net income/loss).

Liquidity and Capital Resources

Net cash provided by operating activities during the nine-month periods ended September 30, 2011 and 2010, was $37,107,799 and $85,798,578, respectively. The decrease was primarily due to lower rates on charter renewals and increased operational costs.

Net cash used in investing activities during the nine-month period ended September 30, 2011, was $134,649,768, compared to $245,555,691 during the corresponding nine-month period ended September 30, 2010. Investing activities during the nine-month period ended September 30, 2011 and 2010 related primarily to making progress payments and incurring related vessel construction expenses for the newbuilding vessels, of which seven and twelve delivered during the first nine months of 2011 and 2010, respectively.

Net cash used in financing activities during the nine-month period ended September 30, 2011, was $4,305,717, compared to net cash provided by financing activities of $217,549,637 during the corresponding nine-month period ended September 30, 2010. Financing activities during the nine-month period ended September 30, 2010, primarily involved borrowings of $223,494,867 from our revolving credit facility.

As of September 30, 2011, our cash balance was $27,273,994, compared to a cash balance of $129,121,680 at December 31, 2010. In addition, our Restricted cash balance include $276,056, for collateralizing letters of credit relating to our office leases and $1,645,804 which collateralize for our derivatives position as of September 30, 2011.

At September 30, 2011, the Company's debt consisted of $1,129,478,741 in net borrowings under the amended Revolving Credit Facility. These borrowings consisted of $1,120,115,801 for the 44 vessels currently in operation and $9,362,940 to fund the Company's newbuilding program.

On September 26, 2011, the Company entered into a Sixth Amendatory and Commercial Framework Implementation Agreement (the "Sixth Amendment") to its Third Amended and Restated Credit Agreement dated October 19, 2007.  The Commercial Framework Agreement expires on April 30, 2012.

Among other provisions, the Sixth Amendment suspends the Company's compliance with the Minimum Adjusted Net Worth covenant until April 30, 2012. It also suspends compliance with the Minimum Liquidity covenant until January 30, 2012; from January 31, 2012 until March 30, 2012, the Minimum Liquidity covenant is reduced to $500,000 multiplied by the number of vessels owned; and from March 31 until April 29, 2012 the Company is required to maintain cash and cash equivalents in the amount of $27,000,000 and thereafter in the amount of $36,000,000. Until April 30, 2012, the calculation of Minimum Liquidity covenant includes undrawn facility amounts as cash and cash equivalents. As of September 30, 2011 the undrawn amount is $21,875,735. The Sixth Amendment requires the Company to obtain the lenders' consent for additional vessel dispositions during the commercial framework period, and to make reasonable efforts to meet certain reporting requirements to the lenders.

Disclosure of Non-GAAP Financial Measures

EBITDA represents operating earnings before extraordinary items, depreciation and amortization, interest expense, and income taxes, if any. EBITDA is included because it is used by certain investors to measure a company's financial performance. EBITDA is not an item recognized by GAAP and should not be considered a substitute for net income, cash flow from operating activities and other operations or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. EBITDA is presented to provide additional information with respect to the Company's ability to satisfy its obligations including debt service, capital expenditures, and working capital requirements. While EBITDA is frequently used as a measure of operating results and the ability to meet debt service requirements, the definition of EBITDA used here may not be comparable to that used by other companies due to differences in methods of calculation.

The following table is a reconciliation of net income, as reflected in the consolidated statements of operations, to the Credit Agreement EBITDA:

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Net Income (loss)	$(5,872,211)	$8,226,153	$(13,120,770)	$23,811,709
Interest Expense	12,390,455	13,432,885	35,399,362	37,217,625
Depreciation and Amortization	18,660,293	17,193,853	53,459,509	46,437,290
Amortization of fair value below contract value of time charter acquired	(1,267,242)	(1,388,101)	(3,833,571)	(3,424,205)
EBITDA	23,911,295	37,464,790	71,904,530	104,042,419
Adjustments for Exceptional Items:
Non-cash Compensation Expense (1)	2,019,794	3,664,992	6,958,931	11,694,957
Credit Agreement EBITDA	$25,931,089	$41,129,782	$78,863,461	$115,737,376

(1)  Stock based compensation related to stock options and restricted stock units.

Capital Expenditures and Drydocking

Our capital expenditures relate to the purchase of vessels and capital improvements to our vessels which are expected to enhance the revenue earning capabilities and safety of these vessels.

We may incur additional capital expenditures from time to time related to our acquired vessels. As of September 30, 2011, our fleet consists of 44 vessels which are currently operational and one newbuilding vessels which have been contracted for construction.

In addition to acquisitions that we may undertake in future periods, the Company's other major capital expenditures include funding the Company's maintenance program of regularly scheduled drydocking necessary to preserve the quality of our vessels as well as to comply with international shipping standards and environmental laws and regulations. Although the Company has some flexibility regarding the timing of its dry docking, the costs are relatively predictable. Management anticipates that vessels are to be drydocked every two and a half years. Funding of these requirements is anticipated to be met with cash from operations. We anticipate that this process of recertification will require us to reposition these vessels from a discharge port to shipyard facilities, which will reduce our available days and operating days during that period.

Drydocking costs incurred are amortized to expense on a straight-line basis over the period through the date the next drydocking for those vessels are scheduled to occur. One vessel was drydocked in the three months ended September 30, 2011. The following table represents certain information about the estimated costs for anticipated vessel drydockings in the next four quarters, along with the anticipated off-hire days:

Quarter Ending	Off-hire Days(1)	Projected Costs(2)
December 31, 2011	22	$0.55 million
March 31, 2012	22	$0.55 million
June 30, 2012	44	$1.10 million
September 30, 2012	-	-

(1)Actual duration of drydocking will vary based on the condition of the vessel, yard schedules and other factors.
(2)Actual costs will vary based on various factors, including where the drydockings are actually performed.

Summary Consolidated Financial and Other Data:

The following table summarizes the Company's selected consolidated financial and other data for the periods indicated below.

CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010

Revenues, net of commissions	$80,323,369	$72,825,583	$243,421,532	$192,682,148

Voyage expenses	11,995,164	1,438,521	35,941,960	1,438,521
Vessel expenses	22,000,678	19,075,233	62,763,849	50,605,567
Charter hire expenses	11,058,796	2,837,980	38,013,289	2,837,980
Depreciation and amortization	18,660,293	17,193,853	53,459,509	46,437,290
General and administrative expenses	8,283,432	10,993,761	30,218,614	30,845,907
Loss (gain) from sale of vessel	509,076	(291,011)	509,076	(291,011)
Total operating expenses	72,507,439	51,248,337	220,906,297	131,874,254

Operating income	7,815,930	21,577,246	22,515,235	60,807,894

Interest expense	12,390,455	13,432,885	35,399,362	37,217,625
Interest income	(35,796)	(81,792)	(122,930)	(221,440)
Other expense	1,333,482	—	359,573	—
Total other expense, net	13,688,141	13,351,093	35,636,005	36,996,185

Net income (loss)	$(5,872,211)	$8,226,153	$(13,120,770)	$23,811,709

Weighted average shares outstanding :
Basic	62,652,724	62,224,675	62,595,165	62,163,617
Diluted	62,652,724	62,442,046	62,595,165	62,392,441

Per share amounts:
Basic net income (loss)	$(0.09)	$0.13	$(0.21)	$0.38

Fleet Operating Data

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Ownership Days	3,938	3,510	11,168	9,462
Chartered-in under operating lease Days	582	140	2,240	140
Available Days	4,489	3,628	13,336	9,520
Operating Days	4,464	3,623	13,243	9,480
Fleet Utilization	99.4%	99.9%	99.3%	99.6%

CONSOLIDATED BALANCE SHEETS

	September 30, 2011 (unaudited)	December 31, 2010
ASSETS:
Current assets:
Cash and cash equivalents	$27,273,994	$129,121,680
Accounts receivable	22,482,466	14,366,495
Prepaid expenses	3,658,581	3,459,721
Inventories	8,277,696	3,190,052
Fair value above contract value of time charters acquired	573,428	594,611
Total current assets	62,266,165	150,732,559
Noncurrent assets:
Vessels and vessel improvements, at cost, net of accumulated depreciation of $220,746,446 and $176,824,438, respectively	1,762,282,000	1,509,798,249
Advances for vessel construction	22,292,800	191,477,225
Other fixed assets, net of accumulated amortization of $274,224 and $153,375, respectively	642,287	420,204
Restricted cash	1,921,860	19,790,341
Deferred drydock costs	3,319,881	4,217,071
Deferred financing costs	12,928,468	16,458,496
Fair value above contract value of time charters acquired	3,182,070	3,608,812
Other assets and accounts receivable, net of allowance	4,160,020	70,001
Total noncurrent assets	1,810,729,386	1,745,840,399

Total assets	$1,872,995,551	$1,896,572,958

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,398,653	$6,089,273
Accrued interest	4,640,699	6,651,554
Other accrued liabilities	14,560,107	5,850,474
Deferred revenue and fair value below contract value of time charters acquired	6,009,310	5,705,326
Unearned revenue	5,857,686	6,091,332
Fair value of derivative instruments	505,647	127,758
Total current liabilities	40,972,102	30,515,717
Noncurrent liabilities:
Long-term debt	1,129,478,741	1,151,354,476
Deferred revenue and fair value below contract value of time charters acquired	18,914,504	23,480,740
Fair value of derivative instruments	13,444,552	22,135,507
Total noncurrent liabilities	1,161,837,797	1,196,970,723
Total liabilities	1,202,809,899	1,227,486,440
Commitment and contingencies
Stockholders' equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 100,000,000 shares authorized, 62,663,821 shares issued and outstanding	626,638	625,604
Additional paid-in capital	743,779,073	738,251,158
Retained earnings (net of accumulated dividends declared of $262,118,388 as of September 30, 2011 and December 31, 2010, respectively)	(60,775,507)	(47,654,737)
Accumulated other comprehensive loss	(13,444,552)	(22,135,507)
Total stockholders' equity	670,185,652	669,086,518

Total liabilities and stockholders' equity	$1,872,995,551	$1,896,572,958

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended
	September 30, 2011	September 30, 2010
Cash flows from operating activities:
Net income (loss)	$(13,120,770)	$23,811,709
Adjustments to reconcile net income to net cash provided by operating activities:
Items included in net income not affecting cash flows:
Depreciation	51,014,334	44,151,616
Amortization of deferred drydocking costs	2,445,175	2,285,674
Amortization of deferred financing costs	3,014,720	2,246,917
Amortization of fair value below contract value of time charter acquired	(3,833,571)	(3,424,205)
Loss (Gain) from sale of vessel	509,076	(291,011)
Unrealized gain from forward freight agreements, net	377,889	—
Allowance for accounts receivable	6,586,900	—
Non-cash compensation expense	6,958,931	11,694,957
Drydocking expenditures	(2,074,115)	(1,505,520)
Changes in operating assets and liabilities:
Accounts receivable	(16,264,471)	(4,028,033)
Other assets	(2,528,419)	(60,582)
Prepaid expenses	(198,860)	85,783
Inventories	(5,087,644)	(884,234)
Accounts payable	3,309,380	612,861
Accrued interest	(2,495,987)	(3,739,062)
Accrued expenses	8,709,633	11,630,204
Deferred revenue	19,244	(262,098)
Unearned revenue	(233,646)	3,473,602
Net cash provided by operating activities	37,107,799	85,798,578

Cash flows from investing activities:
Vessels and vessel improvements and advances for vessel construction	(155,686,543)	(266,422,482)
Purchase of other fixed assets	(342,932)	(188,993)
Proceeds from sale of vessel	22,511,226	21,055,784
Changes in restricted cash	(1,131,519)	—
Net cash used in investing activities	(134,649,768)	(245,555,691)

Cash flows from financing activities:
Bank borrowings	—	223,494,867
Repayment of bank debt	(21,875,735)	—
Changes in restricted cash	19,000,000	(5,500,000)
Cash used to settle net share equity awards	(1,429,982)	(445,230)
Net cash (used in) provided by financing activities	(4,305,717)	217,549,637

Net (decrease) increase in cash	(101,847,686)	57,792,524
Cash at beginning of period	129,121,680	71,344,773
Cash at end of period	$27,273,994	$129,137,297

The following table represents certain information about the Company's revenue earning charters on its operating fleet:

Vessel	Year Built	Dwt	Time Charter Expiration (1)	Daily Time Charter Hire Rate
Avocet	2010	53,462	Dec 2018/Apr 2019	$17,000(2)
Bittern	2009	57,809	Dec 2018/Apr 2019	$17,000(2)
Canary	2009	57,809	Dec 2018/Apr 2019	$17,000(2)
Cardinal	2004	55,362	Dec 2012 to Feb 2013	Index(3)
Condor(4)	2001	50,296	Oct 2011	$14,500
Crane	2010	57,809	Dec 2018/Apr 2019	$17,000(2)
Crested Eagle	2009	55,989	Dec 2011 to Feb 2012	$13,300
Crowned Eagle	2008	55,940	Aug 2012 to Oct 2012	$14,000
Egret Bulker	2010	57,809	Oct 2012 to Feb 2013	$17,650(5)
Falcon	2001	50,296	Dec 2011 to Mar 2012	$14,000
Gannet Bulker	2010	57,809	Jan 2013 to July 2013	$17,650(5)
Golden Eagle	2010	55,989	Nov 2011 to Jan 2012	$15,750
Goldeneye(6)	2002	52,421	Nov 2011 to Dec 2011	$17,000
Grebe Bulker	2010	57,809	Feb 2013 to Jun 2013	$17,650(5)
Harrier(4)	2001	50,296	Oct 2011	$12,500
Hawk I	2001	50,296	Nov 2011 to Jan 2012	$13,500
Ibis Bulker	2010	57,775	Mar 2013 to Jul 2013	$17,650(5)
Imperial Eagle	2010	55,989	Nov 2012 to Feb 2013	Index(3)
Jaeger	2004	52,248	Nov 2012 to Jan 2013	Index(3)
Jay	2010	57,802	Dec 2018/Apr 2019	$17,000(2)
Kestrel I	2004	50,326	Aug 2012 to Oct 2012	Index
Kingfisher	2010	57,776	Dec 2018/Apr 2019	$17,000(2)
Kite	1997	47,195	Nov 2011	$12,000
Kittiwake	2002	53,146	Jan 2012 to Mar2012	$14,950
Martin	2010	57,809	Dec 2018/Apr 2019	$17,000(2)
Merlin(4)	2001	50,296	Oct 2011	Voyage
Nighthawk	2011	57,809	Dec 2018/Apr 2019	$17,000(2)
Oriole	2011	57,809	Dec 2018/Apr 2019	$17,000(2)
Osprey I	2002	50,206	Dec 2011 to Mar 2012	$14,000
Owl	2011	57,809	Dec 2018/Apr 2019	$17,000(2)

Vessel	Year Built	Dwt	Time Charter Expiration (1)	Daily Time Charter Hire Rate
Petrel	2011	57,809	Jul 2014 to Nov 2014	$17,650(5)
Puffin	2011	57,809	May 2014 to Sep 2014	$17,650(5)
Peregrine	2001	50,913	Nov 2011 to Feb 2012	$12,650
Redwing(4)	2007	53,411	Oct 2011	$15,250
Roadrunner(7)	2011	57,809	Nov 2011	Voyage
Shrike	2003	53,343	Jan 2012 to Mar 2012	$14,500
Skua	2003	53,350	Dec 2011 to Feb 2012	$14,500
Sparrow	2000	48,225	Nov 2011 to Feb 2012	$13,500
Stellar Eagle(4)	2009	55,989	Oct 2011	$15,500
Tern	2003	50,200	Dec 2011	$14,000
Thrasher	2010	53,360	Dec 2018/Apr 2019	$17,000(2)
Thrush	2011	53,297	Jan 2012 to Apr 2012	$15,500
Woodstar	2008	53,390	Dec 2018/Apr 2019	$17,000(2)
Wren	2008	53,349	Dec 2018/Apr 2019	$17,000(2)

(1)The date range provided represents the earliest and latest date on which the charterer may redeliver the vessel to the Company upon the termination of the charter. The time charter hire rates presented are gross daily charter rates before brokerage commissions, ranging from 1.25% to 6.25%, to third party ship brokers.

(2)Up to December 2015 with 100% profit share between $17,000 to $21,000 and 50% profit share thereafter, from January 2016 to Dec 2018/Apr 2019 with 50% profit share above $17,000.
(3)Index, an average of the trailing Baltic Supramax Index.
(4)Upon conclusion of the previous time charter the vessel will commence a short term time charter for up to six months.
(5) With a 50% profit share over $20,000 per day. The charterer has an option to extend the charter by 2 periods of 11 to 13 months each.
(6)Upon conclusion of the previous time charter the vessel will commence an index based for 11 to 14 months charter.

(7)Upon conclusion of the previous time charter the vessel will commence into a long-term time charter with expiration in October 2014 to December 2014 at a daily charter rate of $17,650 with a 50% profit share over $20,000 per day. The charterer has an option to extend the charter by 2 periods of 11 to 13 months each.

As of September 30, 2011, the following table represents certain information about the Company's newbuilding vessel being constructed and its expected employment upon delivery:

Vessel	Dwt	Year Built(1)	Time Charter Employment Expiration (2)	Daily Time Charter Hire Rate (3)	Profit Share
Sandpiper (4)	58,000	2011	Jul 2014 to Nov 2014	$17,650	50% over $20,000

(1)Vessel was delivered on October 19, 2011.
(2)The date range represents the earliest and latest date on which the charterer may redeliver the vessel to the Company upon the termination of the charter.
(3)The time charter hire rate presented is the gross daily charter rate before brokerage commissions.
(4)The charterer has an option to extend the charter by two periods of 11 to 13 months each.

Glossary of Terms:

Ownership days:  The Company defines ownership days as the aggregate number of days in a period during which each vessel in its fleet has been owned. Ownership days are an indicator of the size of the fleet over a period and affect both the amount of revenues and the amount of expenses that is recorded during a period.

Chartered-in under operating lease days: The Company defines chartered-in under operating lease days as the aggregate number of days in a period during which the Company chartered-in vessels.

Available days:  The Company defines available days as the number of ownership days less the aggregate number of days that its vessels are off-hire due to vessel familiarization upon acquisition, scheduled repairs or repairs under guarantee, vessel upgrades or special surveys and the aggregate amount of time that we spend positioning our vessels. The shipping industry uses available days to measure the number of days in a period during which vessels should be capable of generating revenues.

Operating days:  The Company defines operating days as the number of its available days in a period less the aggregate number of days that the vessels are off-hire due to any reason, including unforeseen circumstances. The shipping industry uses operating days to measure the aggregate number of days in a period during which vessels actually generate revenues.

Fleet utilization:  The Company calculates fleet utilization by dividing the number of our operating days during a period by the number of our available days during the period. The shipping industry uses fleet utilization to measure a company's efficiency in finding suitable employment for its vessels and minimizing the amount of days that its vessels are off-hire for reasons other than scheduled repairs or repairs under guarantee, vessel upgrades, special surveys or vessel positioning. Our fleet continues to perform at very high utilization rates.

Conference Call Information

As previously announced, members of Eagle Bulk's senior management team will host a teleconference and webcast on Tuesday, November 8th, to discuss these results.

To participate in the teleconference, investors and analysts are invited to call 866-203-2528 in the U.S., or 617-213-8847 outside of the U.S., and reference participant code 56185303. A simultaneous webcast of the call, including a slide presentation for interested investors and others, may be accessed by visiting http://www.eagleships.com.

A replay will be available following the call until 11:59 PM ET on November 15, 2011. To access the replay, call 888-286-8010 in the U.S., or 617-801-6888 outside of the U.S., and reference passcode 98813289.

About Eagle Bulk Shipping Inc.

Eagle Bulk Shipping Inc. is a Marshall Islands corporation headquartered in New York. The Company is a leading global owner of Supramax dry bulk vessels that range in size from 50,000 to 60,000 deadweight tons and transport a broad range of major and minor bulk cargoes, including iron ore, coal, grain, cement and fertilizer, along worldwide shipping routes.

Forward-Looking Statements

Matters discussed in this release may constitute forward-looking statements. Forward-looking statements reflect our current views with respect to future events and financial performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

The forward-looking statements in this release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although Eagle Bulk Shipping Inc. believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, Eagle Bulk Shipping Inc. cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.

Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including changes in charter hire rates and vessel values, changes in demand that may affect attitudes of time charterers to scheduled and unscheduled drydocking, changes in our vessel operating expenses, including dry-docking and insurance costs, or actions taken by regulatory authorities, potential liability from future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents and political events or acts by terrorists.

Risks and uncertainties are further described in reports filed by Eagle Bulk Shipping Inc. with the US Securities and Exchange Commission.

Visit our website at www.eagleships.com

Contact:
     Company Contact:
     Alan Ginsberg
     Chief Financial Officer
     Eagle Bulk Shipping Inc.
     Tel. +1 212-785-2500

     Investor Relations / Media:
     Jonathan Morgan
     Perry Street Communications, New York
     Tel. +1 212-741-0014

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Source: Eagle Bulk Shipping Inc.